Exhibit 99.1

For Immediate Release

Media: Melissa Brotz (847) 935-3456 Scott Stoffel (847) 936-9502 Financial: Brian Yoor (847) 937-6343 Larry Peepo (847) 935-6722

Abbott Board of Directors Approves Separation of AbbVie and Declares Special Dividend Distribution of AbbVie Stock

ABBOTT PARK, Ill., Nov. 28, 2012 — Abbott announced today that its board of directors has approved the separation of its research-based pharmaceuticals business, which will be known as AbbVie Inc., and declared a special dividend distribution of all of the outstanding shares of AbbVie common stock.

For every 1 share of Abbott common shares held, Abbott shareholders will receive 1 share of AbbVie common stock. No fractional shares of AbbVie will be issued. Shareholders will receive cash in lieu of fractional shares. The special dividend distribution is expected to be paid on Jan. 1, 2013, to Abbott shareholders of record as of the close of business on Dec. 12, 2012.

The distribution of AbbVie common stock will complete the separation of the research-based pharmaceuticals business from Abbott. After the distribution, AbbVie will be an independent, publicly-traded company and Abbott will retain no ownership interest. AbbVie common stock is expected to begin trading on Jan. 2, 2013, on the New York Stock Exchange (NYSE) under the ticker symbol ABBV. Abbott will continue to trade on the NYSE under the ticker symbol ABT.

“Today’s announcement marks another important milestone toward the completion of our business separation,” said Miles D. White, chairman and chief executive officer, Abbott. “Abbott and AbbVie are well-positioned to begin 2013 as leaders in their respective markets.”

Distribution of the stock dividend is subject to the Securities and Exchange Commission (SEC) having declared effective AbbVie’s Registration Statement on Form 10, as amended, which AbbVie has filed with the SEC and is available at http://www.abbottinvestor.com. The special dividend distribution is subject to the conditions set forth in the Separation and Distribution Agreement between Abbott and AbbVie, filed as an exhibit to AbbVie’s Registration Statement on Form 10.

Abbott has received a private ruling from the U.S. Internal Revenue Service, for U.S. federal income tax purposes, that the distribution of AbbVie common stock is tax-free to U.S. holders of Abbott common stock. However, cash received in lieu of fractional shares may be taxable to such holders.

No action is required by Abbott shareholders in order to receive shares of AbbVie common stock in the distribution. Abbott expects to mail the information statement to all shareholders entitled to receive the distribution of shares of AbbVie common stock in mid-December. The information statement is an exhibit to AbbVie’s Registration Statement on Form 10 that describes AbbVie, including the risks of owning AbbVie common stock, and other details regarding the separation.

AbbVie will be a research-based specialty biopharmaceuticals company with a broad portfolio of medicines, including leadership in immunology and virology, and a pipeline of breakthrough therapies. Abbott will be one of the largest science-based healthcare companies with diversified market-leading offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals — all aligned with favorable healthcare trends.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs approximately 91,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

— Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995, including the planned separation of the research-based pharmaceutical company from the diversified medical products company and the expected financial results of the two companies after the separation. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2011 and in Item 1A, “Risk Factors,” to our quarterly report on Securities and Exchange Commission Form 10-Q for the quarter ended September 30, 2012 and June 30, 2012, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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